Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-238489 on Form S-8 of our report dated August 8, 2025 relating to the financial statements of 9F Inc., appearing in this Annual Report on Form 20-F for each of the years in the three-year period ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

August 8, 2025